EQUITY EXCHANGE AND CONCILIATION AGREEMENT


     THIS EQUITY EXCHANGE AND CONCILIATION AGREEMENT (the "Agreement") is made as of March 3, 1999, by and among JWGenesis Financial Corp., a Florida corporation (the "Company"), Marshall T. Leeds ("Leeds"), Joel
E. Marks ("Marks"), JWGenesis Capital Markets, LLC, a California limited liability company ("JWGCM"), The Will K. Weinstein Revocable Trust (the "Weinstein Trust"), Phillip C. Stapleton ("Stapleton"), Will K. Weinstein ("Weinstein"), and the other members of the Stapleton Group (as defined below) who appear as signatories to this Agreement.

                         W I T N E S S E T H:

     WHEREAS, the Company operates a full-service securities brokerage and investment banking business through its subsidiaries and affiliates that, on the date hereof, include JWGCM;

     WHEREAS, JWGCM, as a subsidiary of the Company, is engaged in the business of securities brokerage (including brokerage processing services) and corporate finance and other capital markets transactions and services;

     WHEREAS, pursuant to the terms of that certain Amended and Restated Agreement and Plan of Combination dated as of March 9, 1998 (the "Combination Agreement"), the Company (then known as JW Charles Financial Services) and the other parties hereto consummated a series of transactions whereby, among other things, the Company (i) acquired all of the equity ownership interests of JWGCM (then known as Genesis Merchant Group Securities, LLC) from the then owners of such interests (the "JWGCM Equity Interests") in exchange for an aggregate of 1,500,000 shares of common stock, $.001 par value per share, of the Company ("Common Stock") being issued to such former owners, (ii) entered into an employment agreement with Weinstein dated as of June 12, 1998 (the "Weinstein Employment Agreement") and with Stapleton dated as of June 12, 1998 (the "Stapleton Employment Agreement"), pursuant to which Weinstein and Stapleton each became an officer and director of the Company, and (iii) implemented other arrangements to combine the previously separate businesses of the two enterprises (the "Combination") and to integrate their operations; and

     WHEREAS, following the Combination, significant differences of opinion have arisen among several of the parties hereto with respect to (i) the operation of the Company's business, (ii) the relative rights and obligations of certain parties under the Combination Agreement, the Weinstein Employment Agreement, and the Stapleton Employment Agreement, and (iii) other procedures or protocols of the Company and JWGCM, with the result that the respective parties involved have concluded that it is in their several and mutual best interests (as well as the long term best interest of the public shareholders of the Company) to provide for the separation of certain aspects of JWGCM's operations from the Company and the discontinuation of certain of their relationships with each other in order to achieve a conciliation of their disputes and differences.

     NOW, THEREFORE, for and in consideration of the premises and the mutual agreements, representations and undertakings contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                               ARTICLE 1
                          CERTAIN DEFINITIONS
                          -------------------

     1.1  DEFINITIONS.  For purposes of this Agreement, the following
          -----------
terms shall have the following meanings:

     "CAPITAL STOCK" means, with respect to (a) any corporation, any share, or any depository receipt or other certificate representing any share, of an equity ownership interest in that corporation, and (b) any other entity, any share, membership or other percentage interest, unit of participation, or other equivalent (however designated) of an equity interest in that entity.

     "CHARTER DOCUMENTS" means, with respect to any entity at any time, in each case as amended, modified, and supplemented at that time, (a) the articles or certificate of formation, incorporation, or organization (or the equivalent organizational documents) of that entity, (b) the bylaws, operating agreement, trust indenture, or regulations (or the equivalent governing documents) of that entity, and (c) each document setting forth the designation, amount and relative rights, limitations, and preferences of any class or series of that entity's Capital Stock or of any rights in respect of that entity's Capital Stock.

     "CLOSING" shall mean and refer to the time when each of the several events and matters contemplated by this Agreement shall be deemed by Stapleton, for and on behalf of the Stapleton Group, and the Company to be consummated and effective with the effects provided for herein, except for the contemplated delay in obtaining the regulatory approvals required for the change of control of JWGCM that will be
effected by the exchange pursuant to Section 2.1.   The parties
recognize and agree that this Agreement per se is effective as to each signatory as of the date hereof with respect to representations made and any agreement to perform an action (or refrain from an action) as a condition or prerequisite for the Closing to occur as contemplated and desired.

     "CLOSING DATE" shall mean and refer to the date on which the Closing is deemed to occur, which the parties agree shall be March 3, 1999, unless Stapleton and the Company shall mutually agree to a later date.

     "CONFIDENTIAL INFORMATION" of any person shall mean and refer to information relating to that person or its clients, customers, or business that derives value from not being generally known to other persons, including, but not limited to, internal business plans and forecasts, marketing and growth strategies, technical or nontechnical data, formulas (including criteria for weighing stock selection


factors), patterns (including investment patterns), compilations (including stock selection and buy lists), programs, devices, methods (including stock selection and portfolio design and monitoring methods), techniques, drawings, processes, financial data, or lists of actual or potential clients, whether or not reduced to writing. Confidential Information includes information disclosed to a person by third parties that the person is obligated to maintain as confidential. Confidential Information subject to this Agreement may include information that is not a trade secret under applicable law, but information that is not also a trade secret shall constitute Confidential Information only for two years after the Closing Date. Confidential Information does not include information known by the Company with respect to JWGCM, or by JWGCM with respect to the Company, prior to the date of the Combination Agreement.

     "CORPORATE FINANCE ITEMS" shall mean and refer to all contracts, agreements, or arrangements (whether or not written) relating to past, current, or future performance (or referral for performance) by JWGCM or its personnel of investment banking, corporate finance, or other capital markets transactions or services (other than brokerage services), and any and all fees, other compensation, reimbursements, or other amounts that are or may be accrued, payable, or earnable with respect to any such matters, whether now known or unknown. Corporate Finance Items as of the date hereof include, but are not limited to, the items identified in a special acknowledgment signed separately by Stapleton and the Company.

     "EMPLOYEE BENEFIT PLAN" has the meaning defined in Section 3(3) of the Employment Retirement Income Security Act of 1974, as amended.

     "ESCROW SHARES" shall mean and refer to the 150,000 shares of Common Stock issued in the Combination to the former owners of JWGCM that were placed and are being held in escrow pursuant to that certain Escrow Agreement, with American Stock Transfer & Trust Company as escrow agent (the "Escrow Agent"), dated June 12, 1998, among certain of the parties to the Combination Agreement (the "Combination Escrow Agreement").

     "GOVERNMENTAL APPROVAL" means, at any time, any authorization, consent, approval, permit, franchise, certificate, license, implementing order, or exemption of, or registration or filing with, any Governmental Authority, including any certification or licensing of a natural person to engage in a profession or trade or a specific regulated activity, at that time.

     "GOVERNMENTAL AUTHORITY" means (a) any national, state, county, municipal, or other government, domestic or foreign, or any agency, board, bureau, commission, court, department, or other instrumentality of any such government, and (b) any person having the authority under any applicable Governmental Requirement to assess and collect taxes for its own account.

     "GOVERNMENTAL REQUIREMENT" means, at any time, (a) any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, writ, edict, award, authorization or other requirement of any Governmental Authority in effect at that time, and (b) any obligation included in any certificate, certification, franchise, permit, or license issued by any Governmental Authority or resulting from binding arbitration, including any requirement under common law, at that time.

     "REGISTER," "REGISTERED," and "REGISTRATION" shall mean and refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the Securities Act of 1933, as amended (the "Securities Act") and applicable rules and regulations thereunder, and the declaration or ordering of effectiveness of such registration statement by the United States Securities and Exchange Commission (the "Commission").

     "REGISTRABLE SECURITIES" shall mean and refer to the shares of Common Stock owned by the members of the Stapleton Group and any shares of Capital Stock issued or issuable, from time to time (with any adjustments), on or in exchange for or otherwise with respect to such Common Stock or any other Registrable Securities, until such time that such shares (i) have been sold pursuant to a registration provided for in Article 3 hereof or pursuant to Rule 144 under the Securities Act, or (ii) may be sold pursuant to Rule 144 without regards to the volume limitations thereof.

     "REGISTRATION STATEMENT" shall mean and refer to, unless the context shall require otherwise, the registration statement of the Company under the Securities Act that covers the registration of the Registrable Securities for resale by members of the Stapleton Group.

     "RETURNS" shall mean and refer to the returns, reports, or statements (including any information returns) any Governmental
Requirement requires to be filed for purposes of any Tax.

     "STAPLETON GROUP" and "STAPLETON GROUP MEMBERS" shall mean and refer to Stapleton, the Weinstein Trust, Weinstein, and the other persons identified as such on the signature pages hereof, each of whom is a former owner of JWGCM and an owner of shares of Common Stock issued in the Combination.

     "STAPLETON GROUP ESCROW SHARES" shall mean and refer to the portion of the Escrow Shares owned by Stapleton Group Members, being an aggregate of 84,375 shares.

     "TAX" or "TAXES" shall mean and refer to all net or gross income, gross receipts, net proceeds, sales, use, ad valorem, value added, franchise, bank shares, withholding, payroll, employment, excise, property, deed, stamp, alternative or add-on minimum, environmental, or other taxes, assessments, duties, fees, levies, or other governmental charges or assessments of any nature whatever imposed by any Governmental Requirement, whether disputed or not, together with any interest, penalties, or additional amounts with respect thereto.

     "TAXING AUTHORITY" shall mean and refer to any Governmental
Authority having or purporting to exercise jurisdiction with respect to any Tax.

     "WEINSTEIN INSURANCE POLICES" shall mean and refer to the following two (2) term life insurance polices now owned by the Company that were issued upon the life of Weinstein in the total face amount of $3,500,000: (a) Policy No. 79 660 607 with The Prudential, contract date November 1, 1990 in the face amount of $1,000,000 for a term of twenty years and (b) Policy No. 79 660 570 with The Prudential, contract date November 1, 1990 in the face amount of $2,500,000 for a term of twenty years.

     "WEINSTEIN LAWSUIT" refers to an action in the United States
District Court for the Northern District of California, Civil Action No. 99-0463, filed by Weinstein and the Weinstein Trust against the Company.

     1.2  OTHER DEFINITIONAL PROVISIONS.
          -----------------------------
     (a) When used in this Agreement, the words "herein", "hereof", and "hereunder", and words of similar import, refer to this Agreement as a whole and not to any provision of this Agreement, and the words "Article", "Section", "Annex", and "Schedule" refer to Articles and Sections of, and Annexes and Schedules to, this Agreement, unless otherwise specified.
     (b) Whenever the context so requires, the singular includes the plural and vice versa, and a reference to one gender includes the other gender and the neuter.

     (c) The word "including" (and, with correlative meaning, the word "include") means that the generality of any description preceding such word is NOT limited, and the words "shall" and "will" are used interchangeably and have the same meaning.

     1.3  CAPTIONS.  Captions to Articles and Sections of, and Annexes
          --------
and Schedules to, this Agreement are included for convenience of reference only, and such captions shall not constitute a part of this Agreement for any other purpose or in any way affect the meaning or construction of any provision of this Agreement.


                               ARTICLE 2
                       STOCK AND EQUITY EXCHANGE
                       -------------------------

     2.1  STAPLETON GROUP EXCHANGE.
          ------------------------
     (a) The Stapleton Group Members shall release and deliver to the Company at the Closing an aggregate of 284,375 shares of Common Stock, consisting of the Stapleton Group Escrow Shares (i.e., 84,375 shares) and 200,000 shares that are not Escrow Shares (collectively, the "Returned Shares"), in exchange for which the Company shall deliver to the Stapleton Group all the JWGCM Equity Interests (together, the "Equity Exchange"). Delivery to the Company of the Stapleton Group


Escrow Shares shall be deemed to have been made by the Stapleton Group Members executing and delivering to the Company a set of written instructions to the Escrow Agent, dated the Closing Date, requiring the immediate release and delivery of such shares to the Company (the "Escrow Release Instructions").

     (b) The parties hereby recognize that the transfer by the Company of the JWGCM Equity Interests required for the Equity Exchange is subject to certain regulatory approvals by the National Association of Securities Dealers, Inc. (the "NASD") and the Commissioner of Corporations of the California Department of Corporations (collectively, the "Regulatory Approvals") that will require time after the Closing Date to be obtained. The parties agree that the Closing shall be deemed to have occurred and become effective on the Closing Date, for all purposes hereunder other than the Equity Exchange, without such Regulatory Approvals, and that the Equity Exchange shall be deemed closed in escrow on the Closing Date, subject to the Regulatory Approvals being obtained. On the Closing Date, the Company shall deliver to the law firm of Altheimer & Gray, legal counsel to the Stapleton Group, (i) a fully executed assignment of the JWGCM Equity Interests to the Stapleton Group (the "JWGCM Assignment"), (ii) any and all physical evidence of the JWGCM Equity Interests and (iii) an assumption agreement with respect to the New York Lease (such deliveries being referred to herein collectively as, the "Company Deliveries"), and the Stapleton Group shall deliver to the law firm of Kilpatrick Stockton LLP, legal counsel to the Company,
(iv) the Escrow Release Instructions fully executed by its members,
(v) the 200,000 shares that are not Escrow Shares together with fully executed assignments, (vi) an assignment of the New York Lease and
(vii) a bill of sale and assignment for the Corporate Finance Items and the items listed on Schedule 2.3(d) (such deliveries being referred to herein collectively as, the "Stapleton Group Deliveries"), each to be held by such respective counsel pending receipt of the Regulatory Approvals (the "Regulatory Closing Date"). On the Regulatory Closing Date, the Company Deliveries shall be released and delivered to the Stapleton Group, the Stapleton Group Deliveries shall be released and delivered to the Company (for delivery of the Escrow Release Instructions to the Escrow Agent), and the Stipulation of Dismissal required by Section 5.2 shall be filed.

     (c) The parties agree to cooperate fully and in good faith to obtain the Regulatory Approvals as promptly as possible and to seek any expedited or accelerated process that may be available therefor. If the Regulatory Approvals are not obtained by April 15, 1999, then the Equity Exchange shall be deemed to be abandoned, with the Members' Capital of JWGCM as of such date being restored to its actual level on the Closing Date, as prescribed by Section 2.3(b), and the respective releases provided in Article 5 hereof shall be deemed to be voided. All other provisions of this Agreement, including Article 3 and
Article 4 shall continue in full force and effect as of and from the Closing Date. The Company and Stapleton agree that, from and after the Closing Date, until the earlier of April 15, 1999 and the Regulatory Closing Date, Stapleton shall be President of JWGCM and shall have control over all aspects of the operations and affairs of JWGCM, subject only to reports thereon to Leeds or Marks and to matters necessary to obtain the Regulatory Approvals. When and if the


Regulatory Approvals are obtained, the parties shall act in good faith and take all reasonable actions necessary to cause the results of the transactions contemplated herein for all purposes (including the recognition of profit and loss) to be as if the Equity Exchange occurred on the Closing Date.

     2.2  STATUS OF RETURNED SHARES. The Returned Shares shall be free
          -------------------------
and clear of any and all claims, liens, and encumbrances of any kind whatsoever (except as imposed by the Combination Escrow Agreement with respect to Escrow Shares, and each person releasing or delivering such shares, severally and not jointly, hereby represents and warrants the same to the Company.

     2.3  STATUS OF JWGCM AND THE JWGCM EQUITY INTERESTS.
          ----------------------------------------------
     (a) The JWGCM Equity Interests delivered pursuant to Section 2.1 shall be free and clear of any and all claims, liens, and encumbrances of any kind whatsoever, and the Company hereby represents and warrants the same to the Stapleton Group.

     (b) On the Closing Date, JWGCM shall have Members' Capital (exclusive of (i) furniture, equipment, and lease-hold improvements, net of accumulated depreciation (such furniture, equipment, and lease-hold improvements, net of accumulated depreciation not to exceed the amount thereof reflected in JWGCM's audited balance sheet at December 31, 1998), all of which shall otherwise be included in the assets of JWGCM) (except as otherwise set forth on Schedule 2.3(d)), and (ii) redeemable preferred members' capital), determined in accordance with generally accepted accounting principles ("GAAP") as currently being applied with respect to JWGCM, of $1,250,000, none of which shall be receivables from the Company or any of its affiliates. In addition, on the Closing Date, JWGCM shall have net capital, under applicable regulatory requirements, of $900,000 before regulatory "hair cuts" and exclusive of redeemable preferred members' capital and the subordinated loan payable to Weinstein in the approximate amount of $256,000; if such amount is less than $900,000, the Company will contribute cash to JWGCM equal to an amount of non-qualifying receivables or prepaid items sufficient to reach the $900,000 level, provided that JWGCM shall repay such cash amount to the Company as such receivables are collected or such prepaid items are expensed.
The calculation of JWGCM members' capital as of the Closing Date shall not include any assets or liabilities transferred to or assumed by, as the case may be, the Company pursuant to Sections 2.3(c) or 2.3(d). The Company shall provide at the Closing a certification by its Chief Financial Officer as to such JWGCM Members' Capital, and the Company shall place in a segregated bank account (to which Stapleton and one of Leeds or Marks shall be the required signatories) the sum of $75,000 to be used solely for possible post-closing adjustments payable by the Company with respect to the amount of JWGCM Members' Capital on the Closing Date. During the ninety (90) day period immediately following the Closing Date, JWGCM and the Company, together with their respective outside accountants, shall perform an analysis of JWGCM's balance sheet as of the Closing Date, in light of clarifying events since such date, for purposes of making any adjustments necessary in order for JWGCM Members' Capital to satisfy, in fact, the above requirements. If any amount is owed by the Company to JWGCM, or by JWGCM to the Company, then the party determined to owe such amount hereby agrees to pay the amount to the other party within three (3) business days of the determination. The Company further agrees that any amount owed by it shall be payable by check, draft, or electronic transfer that is subject only to authorization by Leeds or Marks. If any amount remains in the segregated bank account after all amounts owed by the Company to JWGCM as a result of the above adjustment determinations have been paid, then the Company shall be entitled to withdraw such remaining amount and close the account.

     (c) On the Closing Date, the Company shall accept an assignment of (and shall assume all obligations under) the lease of JWGCM with respect to its offices located at 599 Lexington Avenue, 27th Floor, New York, New York (the "New York Lease"), if permitted under the terms thereof. If such assignment of the New York Lease is not permitted, then (i) the Company and its personnel shall nonetheless be permitted to occupy and conduct business at the location and (ii) the Company, in any event, shall assume and become responsible for (and shall discharge when due) all obligations of JWGCM under the New York Lease from and after the Closing Date and shall indemnify and hold harmless JWGCM and its members, affiliates, officers, and agents from and against any and all rents, assessments, other amounts, claims, damages, expenses and other costs of any kind whatsoever that might arise as a result of or in connection with any such obligation or the Company's continued occupation of the location.

     (d) Prior to or at the Closing, JWGCM shall convey, transfer, and deliver to the Company (or to an affiliate of the Company designated by it) (i) all of the rights, titles, and interests of JWGCM in or to all Corporate Finance Items as of the Closing Date and
(ii) the items of specific property listed on Schedule 2.3(d) hereto, which items of property the Company shall promptly cause to be removed from the premises of JWGCM and which items shall not be included in the calculation of JWGCM Members' Capital on the Closing Date. With respect to any Corporate Finance Item that is not transferable, JWGCM agrees to pay-over and deliver all amounts received thereunder promptly to the Company.

     (e) Within thirty (30) days after the Closing, JWGCM shall change its name so as to discontinue forever the use of the word
"Genesis" therein or otherwise with respect to its business or affairs.

     (f) From and after the Closing Date, the personnel of JWGCM identified on Schedule 2.3(f) (the "Transferred Personnel") shall become personnel of the Company (or of an affiliate of the Company designated by it), subject to the decision of any such person not to join the Company or its affiliate; provided that, in any event, the Company, as between JWGCM and the Company, shall be responsible for all employment related costs or expenses associated with all Transferred Personnel except for amounts accrued and reflected in the calculation of JWGCM Members' Capital as of the Closing Date.

     (g) Except as contemplated by the provisions of this Section 2.3, all assets, liabilities, obligations, and personnel of JWGCM as of the date hereof shall remain with and continue at JWGCM from and after the Closing, subject only to (i) the effects of transactions occurring in the normal course of business operations between the date hereof and the Closing Date, and (ii) the decision of individual personnel not to continue with JWGCM; provided that, prior to the Closing, the Company shall not be restricted as to possible payments or distributions it might make from JWGCM; provided further, that the JWGCM Members' Capital shall in any event satisfy the requirements of
Section 2.3(b). Notwithstanding the foregoing, the Company agrees that it will file all Returns and pay any Tax due thereon, relating to federal and state income taxes only, with respect to JWGCM and its operations for the period from June 12, 1998 to the Closing Date.

     (h) The Company agrees that any stock options previously granted (and outstanding on the Closing Date) by the Company for the purchase of Common Stock, to personnel of JWGCM who continue with JWGCM after the Closing, will be deemed fully vested on the Regulatory Closing Date, and will be exercisable for the 90-day period immediately following the Regulatory Closing Date.

     (i) At the Closing, Leeds, Marks, and any other person who will be affiliated with the Company after the Closing Date (other than Weinstein or Stapleton, if either were still to be deemed such an affiliate), shall resign, effective the Closing Date, from all positions they may hold with JWGCM.

     2.4 TEMPORARY SPACE FOR JWGENESIS SECURITIES, INC. JWGCM and the Stapleton Group agree that, for a period of up to 90 days following the Closing Date, JWGCM shall permit personnel of JWGenesis Securities, Inc., an affiliate of the Company ("JWG Securities"), located at the San Francisco offices of JWGCM and the JWG Securities equipment they are using (and any replacements for such personnel or equipment) to remain in and use the same space at that location (without any enlargement or increase) they presently occupy. The Company shall reimburse to JWGCM, on a monthly basis, any and all costs or expenses that JWGCM may incur as a result of such occupation and shall use its best efforts to effect the relocation of those personnel and equipment as promptly as possible and, in any event, within 90 days following the Closing Date.


     2.5  MISCELLANEOUS MATTERS TO ASSIST NEW YORK OFFICE.
          -----------------------------------------------

     (a) JWGCM and the Stapleton Group agree that, for a transition period of up to 90 days following the Closing Date, JWGCM will continue to provide from its San Francisco office the back office and related computer support services that it currently provides for the Company's investment banking and corporate finance operations being conducted at 599 Lexington Avenue, 27th Floor, New York, New York. The Company agrees to pay JWGCM, on a monthly basis its actual costs of providing such support services, to effect whatever transition may be necessary to obviate the need therefor, and to remove from JWGCM's San Francisco office any and all equipment or other items of the Company to be retained under this Agreement (as specified in Schedule 2.3(d)) not later than 90 days following the Closing Date.

     (b) JWGCM and the Stapleton Group agree that, (i) for a transition period of 120 days following the Closing Date, JWGCM shall provide the back office support necessary to maintain as active and


accessible (including for voice mail deposits and retrievals) the private direct dial telephone numbers presently assigned to Jeffrey Lehman and Harvey Morgan, by virtue of their respective historical employment relationships with JWGCM, and (ii) to the extent permitted by JWGCM arrangements with the telephone service carrier, and subject to payment by the Company of any costs to JWGCM therefor, JWGCM will take any reasonable steps the Company may request in an effort to obtain the transfer of such telephone numbers to the Company.

                               ARTICLE 3
                    REGISTRATION RIGHTS AGREEMENTS
                    ------------------------------

     3.1  MANDATORY REGISTRATION.  The Company shall prepare and, on
          ----------------------
or prior to twenty (20) business days after the date of the Closing (the "Filing Date"), file with the Commission a registration statement on an appropriate form of the Commission covering the resale of all of the Registrable Securities by the members of the Stapleton Group (the "Registration Statement"). The Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided to (and subject to the approval of (which approval shall not be unreasonably withheld or delayed)) the Stapleton Group and their counsel prior to its filing or other submission.

     3.2  UNDERWRITTEN OFFERING.  If any offering of Registrable
          ---------------------
Securities pursuant to a Registration Statement pursuant to Section
3.1 hereof involves an underwritten offering, Stapleton shall have the right to select the investment banker or bankers to administer and manage the offering; provided that such investment banker or bankers shall be reasonably satisfactory to the Company.

     3.3  UNEXCUSED DELAY PAYMENTS BY THE COMPANY.  The Company shall use
          ---------------------------------------
its best efforts to cause the Registration Statement to become effective by the Commission as soon as practicable. If, notwithstanding such best efforts, (i) the Registration Statement has not been filed by the Filing Date; (ii) the Registration Statement has not been declared effective by the Commission on or before the ninetieth (90th) day following the Filing Date (the "Registration Deadline"); (iii) after the Registration Statement has been declared effective by the Commission (such date being the "Effective Date") but has not been continuously available for sales of Registrable Securities pursuant thereto by Weinstein or the Weinstein Trust for at least one-hundred twenty (120) days, sales of Registrable Securities cannot be made pursuant thereto (by reason of a stop order or the Company's failure to update the Registration Statement or any prospectus contained therein, or any other reason outside the control of the Stapleton Group); or (iv) after the Effective Date and the Registration Statement has been continuously available for sales of Registrable Securities pursuant thereto by the members of the Stapleton Group for at least one-hundred twenty (120) days, sales of the Registrable Securities cannot be made pursuant thereto (by reason of a stop order or the Company's failure to update the Registration
Statement or any prospectus contained therein, or any other reason outside the control of the Stapleton Group), then the Company will


make payments to Weinstein and the Weinstein Trust (with respect to an event triggered by clauses (i), (ii), or (iii) above) and to all members of the Stapleton Group (with respect to an event triggered by clause (iv) above) in such amounts and at such times ("Unexcused Delay Payments") as shall be determined pursuant to Annex A hereto as damages to the Stapleton Group by reason of any such delay in or reduction of their ability to sell the Registrable Securities (which remedy shall be exclusive, except for the remedy of specific performance provided in Section 7.2 hereof). Unexcused Delay Payments shall be paid in cash, and shall be made within five (5) days after the end of each period that gives rise to such obligation, provided that, if the event giving rise to a Payment Measuring Date under Annex A has not been cured within one or more consecutive thirty (30)-day-periods, then an interim calculation shall be made at the end of each such thirty (30)-day period, using the Payment Measuring Date and the last day in such period as if it were the cure date, until the event is cured and a final calculation can be made as contemplated by Annex
A. Interim Unexcused Delay Payments shall be made within five (5) days following each interim calculation. With respect to all members of the Stapleton Group, the amount due after any second or subsequent interim calculations, and after the final calculation following the cure, shall be appropriately adjusted to account fully for any amount previously paid by the Company as an interim payment with respect to an event triggered by clause (iv) above. Such adjustments with respect to an event triggered by clause (iv) above might result in the Company's entitlement to a refund of all or a portion of a previous interim payment, and, in such event, the Stapleton Group agrees to make any such refund within five (5) days of being notified thereof in writing by the Company. No adjustments shall be made to Interim Unexcused Delay Payments made with respect to an event triggered by clauses (i), (ii) or (iii) above.

     3.4. CERTAIN TOLLING OF DATES AND EXCUSABLE DELAYS.
          ---------------------------------------------

     (a) The Filing Date and the Registration Deadline, as the case may be, shall be extended on a day-per-day basis by the number of days in excess of three (3) business days that the Company is required to wait for comments or approval by the Stapleton Group or its counsel or other advisors (after delivery of a required document to such person) to whom the Company is required to furnish the Registration Statement or any other document hereunder, or from whom the Company is required to obtain approval hereunder, prior to the filing or submission of such document to the Commission or other applicable regulatory authority.

     (b) Notwithstanding the provisions of Section 3.3(iv) hereof, the Company shall not be required to make any Unexcused Delay Payment after the Effective Date if the Registration Statement has been continuously available for sales of Registrable Securities pursuant thereto by the members of the Stapleton Group for at least one hundred twenty (120) days, if the suspension of the availability of the Registration Statement or any prospectus that forms a part thereof, or amendment or supplement thereto, for use to offer and sell Registrable Securities shall be due to the occurrence, also after the Effective Date, of an event or transaction that causes the information in the Registration Statement or any prospectus that forms a part thereof to



contain or omit a material fact necessary to cause the information in the Registration Statement or any such prospectus, or amendment or supplement thereto, in light of such event or transaction, to be misleading in any material respect (a "Material Disclosable Development"). The Company shall promptly notify in writing the Stapleton Group of the occurrence of any Material Disclosable Development and shall use its reasonable best efforts to take all necessary actions so the effectiveness and availability for resales (or the continuation of the effectiveness and availability for resales) of the Registration Statement required hereby may be achieved as promptly as possible; provided that in the event Stapleton in good faith does not believe the Company is using its reasonable best efforts, he may deliver a written notice to Company stating such opinion, in which event if the Registration Statement is not available for resales within ten (10) business days from the date of the notice, (the "Excuse Deadline"), then the delay shall no longer be excused and the Excuse Deadline shall become a Payment Measuring Date for purposed of Annex A and Section 3.3(iv).

     3.5  PIGGY-BACK REGISTRATIONS.  If the Registration Statement
          ------------------------
required by Section 3.1 shall not have been filed or been declared effective, or if it shall no longer be effective or otherwise available for use by the Stapleton Group and any of the Registrable Securities owned by members of the Stapleton Group remain unsold, and in such event if, at any time prior to the expiration of the Registration Period (as hereinafter defined), the Company shall file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities (other than on Form S-4 or Form S-8 or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans), THEN (a) the Company shall send to each member of the Stapleton Group who has a right to have Registrable Securities covered by a Registration Statement pursuant to this Agreement written notice of such determination and (b) if within fifteen (15) days after the date of such notice, such member shall so request in writing, the Company shall include in such registration statement all or any part of the Registrable Securities such member requests to be registered, except that if, in connection with any underwritten public offering for the account of the Company the managing underwriter(s) thereof shall impose a limitation on the number of shares of Common Stock which may be included in the Registration Statement because, in such underwriter(s)' judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then the Company shall be obligated to include in such Registration Statement only such limited portion of the Registrable Securities with respect to which such member has requested inclusion hereunder as the underwriter shall permit. Any exclusion of Registrable Securities shall be made pro rata among the members of the Stapleton Group seeking to include Registrable Securities, in proportion to the number of Registrable Securities sought to be included by the Stapleton Group; provided, however, that the Company shall not exclude any Registrable Securities unless the Company has first excluded all outstanding securities, the holders of which are not entitled to inclusion of such securities in such Registration Statement or are not entitled to pro rata inclusion with the Registrable Securities; and provided, further, however, that, after giving effect to the immediately preceding proviso, any exclusion of Registrable Securities shall be made pro rata with


holders of other securities not having a senior or preferential right to include such securities in the Registration Statement, which shall include the Company, and the holders of Registrable Securities have been offered any over allotment option to be granted to the underwriters. No right to registration of Registrable Securities under this Section 3.5 shall be construed to limit any registration required under Section 3.1 or 3.6 hereof. If an offering in connection with which a member of the Stapleton Group is entitled to registration under this Section 3.5 is an underwritten offering, then each member whose Registrable Securities are included in such Registration Statement shall, unless otherwise agreed by the Company, offer and sell such Registrable Securities in an underwritten offering using the same underwriter or underwriters and, subject to the provisions of this Agreement, on the same terms and conditions as other shares of Common Stock included in such underwritten offering.

     3.6  ADDITIONAL OBLIGATIONS OF THE COMPANY.  In connection with
          -------------------------------------
the registration of the Registrable Securities, the Company shall have the following obligations:

     (a) The Company shall prepare promptly and file with the Commission the Registration Statement required by Section 3.1, and cause such Registration Statement relating to Registrable Securities to become effective as soon as practicable after such filing, and keep the Registration Statement effective at all times until such date as is the earlier of (i) the date on which all of the Registrable Securities have been sold, (ii) the date on which all of the Registrable Securities (in the reasonable opinion of counsel to the Stapleton Group) may be immediately sold to the public without registration and without restriction as to the number of Registrable Securities to be sold, whether pursuant to Rule 144 or otherwise, and
(iii) June 13, 2001 (the "Registration Period"). The Registration Statement (including any amendments or supplements thereto and prospectuses contained therein and all documents incorporated by reference therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading.

     (b) The Company shall prepare and file with the Commission such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the Securities Act applicable to the Company with respect to the disposition of all Registrable Securities in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in the Registration Statement.

     (c) The Company shall furnish to each member of the Stapleton Group whose Registrable Securities are included in the Registration Statement and its legal counsel (i) promptly after the same is prepared and publicly distributed, filed with the Commission, or received by the Company, one copy of the Registration Statement and any amendment thereto, each preliminary prospectus and prospectus and each amendment or supplement thereto, and, in the case of the Registration Statement referred to in Section 3.1, each letter written


by or on behalf of the Company to the Commission or the staff of the Commission, and each item of correspondence from the Commission or the staff of the Commission, in each case relating to such Registration Statement (other than any portion, if any, thereof which contains information for which the Company has sought confidential treatment), and (ii) such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as such member of the Stapleton Group may reasonably request in order to facilitate the disposition of the Registrable Securities owned (or to be owned) by such member of the Stapleton Group.

     (d) The Company shall use reasonable efforts to (i) register and qualify the Registrable Securities covered by the Registration Statement under securities laws of such jurisdictions in the United States as each member of the Stapleton Group who holds (or has the right to hold) Registrable Securities being offered reasonably requests, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3.6(d), or file a general consent to service of process in any such jurisdiction.

     (e) If the members of the Stapleton Group who hold a majority in interest of the Registrable Securities being offered in an offering pursuant to a Registration Statement or any amendment or supplement thereto under Section 3.1 or 3.6(b) hereof select underwriters for the offering, the Company shall enter into and perform its obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the underwriters of such offering.

     (f) As soon as practicable after becoming aware of such event, the Company shall notify (by telephone and also by facsimile and reputable overnight courier) each member of the Stapleton Group of the happening of any event, of which the Company has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and use its best efforts promptly (but in any event in accordance with the provisions of Section 3.4(b)) to prepare a supplement or amendment to the Registration Statement to correct such untrue statement or omission, and deliver such number of copies of such supplement or amendment to each member of the Stapleton Group as such member of the Stapleton Group may reasonably request.

     (g) The Company shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, and, if such an order is issued, to obtain the withdrawal of such order at the earliest practicable time and to notify (by telephone and also by facsimile and reputable overnight carrier) each member of the Stapleton Group who holds Registrable Securities being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance of such order and the resolution thereof.

     (h) The Company shall permit a single firm of counsel designated by the Stapleton Group to review the Registration Statement and all amendments and supplements thereto a reasonable period of time prior to their filing with the SEC, and not file any document in a form to which such counsel reasonably objects.

     (i) The Company shall make generally available to its security holders as soon as practical, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the Securities Act) covering a twelve-month period beginning not later than the first day of the Company's first full fiscal quarter next following the effective date of the Registration Statement.

     (j) At the request of any member of the Stapleton Group, the Company shall furnish, on the date of effectiveness of the Registration Statement, and thereafter from time to time on such dates, on which an amendment or supplement to the Registration Statement may be filed or declared effective, as a member of the Stapleton Group may reasonably request (i) an opinion, dated as of such applicable date, from counsel representing the Company addressed to the Stapleton Group and in form, scope and substance as is customarily given in an underwritten public offering and (ii) a letter, dated as of such applicable date, from the Company's independent certified public accountants addressed to the Stapleton Group and in form, scope and substance as customarily given to underwriters in an underwritten public offering.

     (k) The Company shall, upon reasonable notice and at reasonable times and locations so as not to be unduly disruptive of the Company's business and affairs, make available for inspection by (i) a duly authorized representative of the Stapleton Group, (ii) any underwriter participating in any disposition pursuant to the Registration Statement, (iii) one firm of attorneys and one firm of accountants retained by the Stapleton Group, and (iv) one firm of attorneys retained by all such underwriters (collectively, the "Inspectors") all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably deemed necessary by each Inspector to enable each Inspector to exercise its due diligence responsibility, if any, and cause the Company's officers, directors and employees to supply all information which any Inspector may reasonably request for purposes of such due diligence; provided, however, that each Inspector shall use such Records solely for such purposes and shall hold in confidence and shall not make any disclosure (except to a member of the Stapleton Group) of any Record or other information which constitutes Confidential Information of the Company as defined in this Agreement, unless (v) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement, (vi) the release of such Records is ordered pursuant to a subpoena or other order from a court or government body of competent jurisdiction, or is otherwise required by applicable law or legal process, or (vii) the information in such Records has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement by which such person is bound.

     (l) The Company shall hold in confidence and not make any disclosure of information concerning a member of the Stapleton Group, which constitutes Confidential Information of that person as defined in this Agreement, provided to the Company in connection with the registration contemplated hereby, unless (i) disclosure of such information is necessary to comply with federal or state securities or Tax laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction or is otherwise required by applicable law or legal process, (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement by which such person is bound, or (v) such member of the Stapleton Group consents to the form and content of any such disclosure. The Company agrees that it shall, upon learning that disclosure of such information concerning a member of the Stapleton Group is sought in or by a court or governmental body of competent jurisdiction or through other means, give notice to such member of the Stapleton Group prior to making such disclosure, and allow the member of the Stapleton Group, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

     (m) The Company shall cause the listing (and continuation of the listing) of all the Registrable Securities covered by the Registration Statement on the American Stock Exchange ("AMEX"; or such securities exchange or quotation system on which the Common Stock is then listed or quoted), and cause the Registrable Securities to be quoted or listed on each additional national securities exchange or quotation system upon which the Common Stock is then listed or quoted.

     (n) The Company shall cooperate with each member of the Stapleton Group who holds Registrable Securities being offered and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be offered pursuant to the Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the managing underwriter or underwriters, if any, or the Stapleton Group may reasonably request and registered in such names as the managing underwriter or underwriters, if any, or the Stapleton Group may request, and, within one (1) business day after the Registration Statement is ordered effective by the Commission, the Company shall cause legal counsel selected by the Company to deliver to the transfer agent for the Registrable Securities (with copies to the members of the Stapleton Group whose Registrable Securities are included in such Registration Statement) an opinion of such counsel to the effect that they are of the opinion that the Registrable Securities have been registered under the Securities Act.

     (o) At the request of any member of the Stapleton Group, the Company shall promptly prepare and file with the Commission such amendments (including post-effective amendments) and supplements to a Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary in order to change the plan of distribution set forth in such Registration Statement, except that the Company shall not be required to convert to an underwritten offering any registration of Registrable Securities that has already been filed with the Commission in accordance with the requirement of this Article 3.

     (p) The Company shall comply with all applicable laws related to the Registration Statement and offering and sale of securities thereunder, and all applicable rules and regulations of governmental authorities in connection therewith (including, without limitation, the Securities Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission).

     (q) From and after the date of this Agreement, and during the Registration Period, the Company shall not grant to the holders of any securities of the Company any senior or preferred rights, relative to the rights of the Stapleton Group hereunder, to include any of their securities in any registration statement or any amendment or supplement thereto under Section 3.1 or 3.6(b) hereof, without the consent of the holders of a majority of the Registrable Securities.

     (r) All expenses (other than underwriting discounts and commissions, fees or expenses of counsel or other advisors to members of the Stapleton Group, or any amounts required by law to be paid by the persons actually selling securities), incurred in connection with the registrations, filings, or qualifications pursuant to Section 3.1 or 3.6, including all registration, listing and qualification fees, printers and accounting fees, and the fees and disbursements of counsel for the Company, shall be borne by the Company.

     3.7  CERTAIN REGISTRATION OBLIGATIONS OF THE SELLING MEMBERS OF
          ----------------------------------------------------------
THE STAPLETON GROUP.
-------------------

     (a) The performance by the Company of its obligations under Sections 3.1 through 3.6 as to any Stapleton Group Member offering or selling Registrable Securities under the Registration Statement shall be subject to compliance by the Stapleton Group Member with all reasonable requests by the Company or its counsel for information, documents, or certificates necessary for such performance.

     (b) Each Stapleton Group Member offering or selling Registrable Securities under the Registration Statement (a "Resale Seller") agrees that, after the Registration Statement becomes effective, upon receipt of written notice from the Company that either (i) the prospectus that forms a part of the Registration Statement, as then in effect (the "Resale Prospectus"), contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, or (ii) the Resale Prospectus requires amendment or supplementation in order to comply with any applicable provisions of the Securities Act or of blue sky or securities law of any relevant jurisdiction, the Resale Seller shall cease making offers and sales pursuant to such Resale Prospectus, and shall return to the Company any remaining copies of the Resale Prospectus. Following receipt of a revised prospectus, the Stapleton Group Member shall be free to resume making offers of Registrable Securities.

     3.8  REGISTRATION INDEMNIFICATION.  In the event any Registrable
          ----------------------------
Securities are included in a registration statement under this
Agreement:

     (a) To the extent permitted by law, the Company will indemnify, hold harmless and defend each member of the Stapleton Group who holds such Registrable Securities, each underwriter of Registrable
Securities and the directors, officers, partners, members, employees, agents and persons who control any member of the Stapleton Group within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), if any (each, an "Indemnified Person"), against any joint or several losses, claims, damages, liabilities or expenses
(collectively, together with actions, proceedings or inquiries by any regulatory or self-regulatory organization, whether commenced or threatened, in respect thereof, "Claims") to which any of them may become subject insofar as such Claims arise out of or are based upon:
(i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or the omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the Commission) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities (the matters in the foregoing clauses (i) through (iii) being, collectively, "Violations"). Subject to the restrictions set forth in Section
3.8(c) with respect to the number of legal counsel, the Company shall reimburse the Stapleton Group, each such underwriter and controlling person, and each such other Indemnified Person, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 3.8: (iv) shall not apply to an Indemnified Person with respect to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person, or a duly authorized person acting on its behalf, expressly for use in the Registration Statement, any prospectus contained therein or any such amendment thereof or supplement thereto; (v) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld; and (vi) with respect to any preliminary prospectus, shall not inure to the benefit of any Indemnified Person if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented, if such corrected prospectus was timely made available by the Company pursuant to Section 3.6(f) hereof, and the Indemnified Person was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a Violation and such Indemnified Person, notwithstanding such advice, used it. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person.

     (b) In connection with any Registration Statement in which a member of the Stapleton Group is participating, each such member of the Stapleton Group agrees severally and not jointly to indemnify, hold harmless and defend, to the same extent and in the same manner set forth in Section 3.8(a), the Company, each of its directors, each of its officers who signs the Registration Statement, its employees, agents and persons, if any, who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, any underwriter, and any other stockholder selling securities pursuant to the Registration Statement, together with its directors, officers and members, and any person who controls such stockholder or underwriter within the meaning of the Securities Act or the Exchange Act (such an "Indemnified Party"), against any Claim to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim arises out of or is based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such member of the Stapleton Group, or a duly authorized person acting on its behalf, expressly for use in connection with such Registration Statement, any prospectus contain therein, or any amendment thereof or supplement thereto; and subject to Section 3.8(c), such member of the Stapleton Group will reimburse any legal or other expenses (promptly as such expenses are incurred and are due and payable) reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 3.8(b) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such member of the Stapleton Group, which consent shall not be unreasonably withheld; provided, further, however, that a member of the Stapleton Group shall be liable under this Agreement (including this Section 3.8(b)) for only that amount as does not exceed the net proceeds actually received by such member of the Stapleton Group as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 3.8(b) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented, and the Indemnified Party failed to utilize such corrected prospectus.

     (c) Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 3.8 of notice of the commencement of any action (including any governmental action), such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to made against any indemnifying party under this Section 3.8, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that such indemnifying party shall diligently pursue such defense and that such indemnifying party shall not be entitled to assume such defense, and an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if (i) the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential conflicts of interest between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding or (ii) the actual or potential defendants in, or targets of, any such action include both the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be, and any such Indemnified Person or Indemnified Party reasonably determines that there may be legal defenses available to such Indemnified Person or Indemnified Party which are different from or in addition to those available to such indemnifying party. The indemnifying party shall pay for only one separate legal counsel for the Indemnified Persons or the Indemnified Parties, as applicable, and such legal counsel shall be selected by Stapleton Group Members holding a majority-in-interest of the Registrable Securities included in the Registration Statement to which the Claim relates, if members of the Stapleton Group are entitled to indemnification hereunder, or by the Company, if the Company is entitled to indemnification hereunder, as applicable. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 3.8, except to the extent that the indemnifying party is actually prejudiced in its ability to defend such action. The indemnification required by this Section 3.8 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

     (d) To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under this Section 3.8 to the fullest extent permitted by law; provided, however, that (i) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation, and (ii) contribution (together with any indemnification or other obligations under this Agreement) by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

     3.9. PERIODIC REPORTS.  With a view to making available to the
          ----------------
members of the Stapleton Group the benefits of Rule 144 under the Securities Act or any other similar rule or regulation of the Commission that may at any time permit the Stapleton Group to sell securities of the Company to the public without registration ("Rule 144"), the Company, so long as any Registrable Securities are unsold, agrees to the following:

     (a) The Company shall use its best efforts to file with the Commission in a timely manner, and make and keep available, all reports and other documents required of the Company under the Securities Act or the Exchange Act, so long as the Company remains subject to such requirements and the filing and availability of such reports and other documents are required by applicable provisions of Rule 144 for Registrable Securities to be sold.

     (b) The Company shall furnish to each member of the Stapleton Group, so long as such member of the Stapleton Group holds Registrable Securities, promptly upon request, (i) a written statement by the Company with respect to its compliance with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Stapleton Group to sell such securities pursuant to Rule 144 without registration.


                               ARTICLE 4
                     OTHER CONCILIATION AGREEMENTS
                     -----------------------------

     4.1  WEINSTEIN EMPLOYMENT AND RELATED MATTERS.  On the Closing
          ----------------------------------------
Date, the Weinstein Employment Agreement shall terminate (and all rights and obligations of any party thereunder shall terminate regardless of whether it is otherwise provided in the agreement that they survive termination of the agreement), Weinstein shall resign from the Board of Directors of the Company (the "Board") and all other positions he holds with the Company or its affiliates, effective the Closing Date, and the Company shall pay to Weinstein a lump sum cash payment in the amount equal to the amount of all obligations it has or may have to Weinstein under the Weinstein Employment Agreement or as a result of his employment by the Company, through and including the Closing Date, as severance and satisfaction in full of such obligations. The amount of such obligations is estimated to be approximately $323,682 on the anticipated date of the Closing. Weinstein agrees to use reasonable efforts to provide to Leeds any receipts or other records he has that would facilitate the Company's ability to achieve favorable tax treatment with respect to the payments made to Weinstein. Weinstein also agrees to request, and use his reasonable best efforts to obtain, the resignation of Harvey R. Heller from the Board, effective the Closing Date.

     4.2  STAPLETON EMPLOYMENT AND RELATED MATTERS.  On the Closing
          ----------------------------------------
Date, the Stapleton Employment Agreement shall terminate (and all rights and obligations of any party thereunder shall terminate regardless of whether it is otherwise provided in the agreement that they survive termination of the agreement), Stapleton shall resign from the Board and all other positions he holds with the Company or its affiliates, effective the Closing Date, and the Company shall pay to Stapleton (a) a lump sum cash amount of $62,500 as severance and
(b) a bonus equal to three percent (3%) of the Company's net income, pre-tax, with respect to the Company's 1998 fiscal year and the period through and including February 28, 1999 for the Company's 1999 fiscal year (the "Stapleton Bonus"), which together shall constitute satisfaction in full of any and all obligations it may have to Stapleton under the Stapleton Employment Agreement or as a result of his employment by the Company or JWGCM through the Closing Date. The Stapleton Bonus is currently estimated to be approximately $50,000 with respect to the 1998 fiscal year plus $125,000 with respect to the period through February 28, 1999; the above estimates only include realized gains from the Company's sale in February 1999 of 75% of its stock ownership in Knight/Trimark Group, Inc. ("NITE") and assume no operating earnings or loss by JWGCM or the Company for the two-month period ended February 28, 1999. The final calculations of the Stapleton Bonus will reflect the Company's actual net income, pre-tax, for the above 1999 fiscal year period and will include amounts payable to Stapleton from future realized gains on sales of NITE stock, payable within three (3) days of the Company's receipt of proceeds from any such sale, based on 3% of the net sales proceeds per share above $14.50 per share; with respect to any such NITE shares that have not been sold within 30 days of the Company's ability to sell all such shares without limitation as to volume pursuant to Rule 144 under the Act, the Company upon request from Stapleton will deliver to Stapleton 3% of such unsold shares.

     4.3  TERMINATION OF WEINSTEIN/LEEDS SHAREHOLDERS AGREEMENT; NEW
          ----------------------------------------------------------
VOTING AGREEMENT.
----------------

     (a) On the Closing Date, that certain Agreement Among Certain Shareholders between The Weinstein Trust, Weinstein, and Leeds dated as of June 12, 1998 ( the "Shareholders Agreement") shall terminate.

     (b) Each member of the Stapleton Group hereby agrees that, from and after the Closing Date, with respect to any and all shares of Common Stock owned by such person that were acquired in the Combination (until such shares are sold pursuant to a registration contemplated by Article 3 hereof or pursuant to Rule 144), such person shall either (i) vote such shares in favor of the slate of nominees for directors of the Company that is proposed by management of the Company in any proxy solicitation undertaken in accordance with rules and regulations of the Commission, or (ii) abstain from voting such shares with respect to the election of directors of the Company.

     (c) Weinstein, Stapleton, and each other Stapleton Group Member hereby agree that none of them shall seek election to the Board or nominate any other person for election as a director of the Company until the earlier of (i) ten (10) years following the Closing Date and

(ii) any date on which both Leeds and Marks are no longer members of the Board. For purposes of this Section 4.3, the Board shall include the governing body of any entity that might be a successor in interest to the Company.

     4.4  WEINSTEIN INSURANCE POLICIES.
          ----------------------------

     (a) The Company and Weinstein agree that the Company shall transfer and assign to Weinstein or his designee ownership of successive portions of the Weinstein Insurance Policies (each a "Transferred Amount") on the basis of one-sixth (1/6) of the aggregate face amount thereof on the fifteenth (15th) day of the first six months beginning with the month after which the Closing Date falls. With respect to any Transferred Amount, the Company shall include a statement of when premiums are due and Weinstein shall pay the premium and other costs thereof accruing after the date of transfer; the Company shall pay the premiums on all amounts not transferred.

     (b) If Weinstein fails, voluntarily or involuntarily, to pay the portion of any premium for the Weinstein Insurance Policies that he is to pay under Section 4.4(a) within ten (10) days of the date due, then the Company shall have the option of paying such portion of the premium and maintaining the Weinstein Insurance Policies in good standing. The provisions of this Section 4.4(b) shall not apply if Weinstein's failure to pay any premium is due to any waiver of premiums by the issuing insurance company.

     (c) If, as provided in Section 4.4(b), the Company elects to pay any portion of the premium with respect to a Transferred Amount that was payable but not paid by Weinstein, Weinstein hereby agrees, upon written notice from the Company, to transfer and assign back to the Company (and shall be deemed hereby to have done so) the portion of the Transferred Amount with respect to which the Company has paid the premium in place of Weinstein (the "Transferred Back Amount"). Notwithstanding anything to the contrary contained elsewhere in this Agreement, the Company shall not be required to transfer and assign to Weinstein, and Weinstein shall not be entitled to receive from the Company, any portion of any Transferred Back Amount.

     (d) The occurrence of circumstances described in Section 4.4(b) or (c) shall not excuse the Company from the duty to transfer and assign to Weinstein any Transferred Amounts (other than Transferred Back Amounts) that are subsequently required to be transferred and assigned to Weinstein pursuant to Section 4.4(a).

     (e) Weinstein shall have the right to decline to receive the assignment and transfer of any Transferred Amount (or portion thereof) by giving written notice thereof to the Company at or prior to the date on which the Company is to transfer and assign such Transferred Amount to Weinstein. The exercise by Weinstein of such right to decline shall not excuse the Company from making subsequent transfers and assignments to Weinstein as provided in Section 4.4(a).

     4.5  CONTINGENT INTEREST UPON BPS SALE.  If more than ten (10%)
          ---------------------------------
percent of the JWGCM Equity Interests shall be sold by Stapleton Group

Members (or if JWGCM shall sell all or substantially all of its brokerage processing services ("BPS") business) to a third party, or if any enforceable arrangement for any such sale shall be made, within one (1) year of the Closing Date, then the Company shall be paid an amount equal to forty percent (40%) of the net proceeds to the seller above the baseline value ultimately paid upon the consummation of such sale, which amount shall be paid to the Company at the same time that any such consideration is paid to any other person in connection with the transaction. For purposes of calculating "net proceeds to the seller above the baseline value" in the preceding sentence, the baseline value of all JWGCM Equity Interests or the BPS business, as the case may be, shall be deemed to be the sum of (a) the market value of the shares of Common Stock delivered by the Stapleton Group pursuant to Section 2.1, determined by reference to the AMEX closing price on the Closing Date (or the immediately preceding trading date, if the Closing Date is not a trading date) plus (b) the amount of any change (positive or negative) in JWGCM's Members' Capital from the Closing Date through the date of the applicable enforceable arrangement. JWGCM and the Stapleton Group agree to cause the Company to be paid all amounts to which it becomes due pursuant to this
Section 4.5.

     4.6  ADVENT SYSTEM AND RELATED SERVICES.  From the Closing Date
          ----------------------------------
until September 30, 1999, JWGCM shall provide to the Company and its affiliates portfolio management services using the so-called "ADVENT System" that has been established by the Company in the San Francisco offices of JWGCM; the fee for such services, payable monthly, shall be $10,000 per month.

     4.7  CONFIDENTIALITY AND NON-DISCLOSURE.  The Company, Leeds, and
          ----------------------------------
Marks, on the one hand with respect to Confidential Information of JWGCM and the Stapleton Group and their affiliates, and the Stapleton Group and JWGCM, on the other hand with respect to Confidential Information of the Company and its affiliates, each agrees to keep secret and confidential all the Confidential Information of the other that has been or may be acquired in any manner up to and including the Closing Date and not to disclose any such Confidential Information, with the prior written consent of the other party, to any person, except as may be required by law or by order of a court or other regulatory authority of competent jurisdiction; provided that, after a period of one (1) year following the Closing, any Confidential Information that is not also a trade secret under applicable law shall no longer be subject to the provisions of this Section 4.7.

     4.8  NON-SOLICITATION AS TO CERTAIN ACTIVITIES.  JWGCM,
          -----------------------------------------
Stapleton, Weinstein, and the Weinstein Trust agree that, from the Closing Date until January 1, 2001, none of them (or any of their employees or agents) will engage, directly or indirectly, whether alone or together with any other person, including without limitation as an officer, director, employee, consultant, advisor, partner or other equity owner, investor, or agent, in any business that seeks to solicit any existing client or customer of the Company or any of its affiliates (or any prospective such client or customer to whom the Company or an affiliate has made any proposal or presentation within the past 12 months) with respect to the performance of any investment banking, corporate finance, or other capital markets transaction or services, other than brokerage services; PROVIDED, HOWEVER, that neither (i) ownership as a passive investment of up to two percent

(2%) of the outstanding Capital Stock of an entity which class of Capital Stock is listed for trading or quotation on The Nasdaq Stock Market or a national or regional securities exchange that is registered with the Commission nor (ii) general advertising and public relations activities, shall be deemed to violate this Section 4.8. Notwithstanding the foregoing, JWGCM and Stapleton Group Members shall not be prevented from providing any service to any person (or any entity controlled by an affiliate of any such person) who is or has been a long-standing client or customer (or an affiliate thereof) of Weinstein.

     4.9  NO RECRUITMENT OF CERTAIN PERSONNEL.  JWGCM and the
          -----------------------------------
Stapleton Group, to the extent legally permissible under applicable law, agree that, after the Closing Date until January 1, 2001, none of them will (a) hire any of the Company personnel listed on Schedule 4.9 or (b) directly or indirectly, recruit or induce to leave the employment of the Company or any of its affiliates, any person who, as of the Closing Date, is an officer, other employee, or registered representative of the Company or its affiliates.

     4.10 NO DISPARAGEMENT.  Each of the Company, Leeds, and Marks on
          ----------------
the one hand with respect to JWGCM, the Stapleton Group, and their respective affiliates, and each of JWGCM and the Stapleton Group Members on the other hand with respect to the Company, Leeds, Marks, and their respective affiliates, agrees not to make or encourage derogatory, disparaging, or other inflammatory comments about the other party as relates to any matter associated with the Combination or the relationship, course of dealings, or experiences of any party with the other through and including the Closing Date; PROVIDED, HOWEVER, that this Section 4.10 shall not be applicable in the context of any legal proceeding instituted by a party in order to enforce any right conferred by this Agreement.

     4.11 INDEMNIFICATION.  The Company hereby confirms that the
          ---------------
limitation on liability provided in its Articles of Incorporation for the benefit of directors of the Company, and the indemnification provided in its Bylaws for the benefit of directors or officers of the Company or its affiliates, shall remain effective for the benefit of Stapleton and Weinstein with respect to their respective positions with, or actions or inactions on behalf of, the Company and any of its affiliates with whom Weinstein or Stapleton held a position or performed any service between June 12, 1998 and the Closing Date hereunder. In addition, from and after the Closing Date, the Company shall indemnify and hold harmless, to the fullest extent permitted under applicable law, each member of the Stapleton Group, against all losses, claims, damages, liabilities, costs or expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement in connection with any threatened or actual claim, action, suit, or proceeding or investigation (whether civil, criminal or administrative) arising out of or pertaining to any action that may be taken against any Stapleton Group Member by any other former owner of JWGCM at the time of the Combination based on the consummation by Stapleton Group Members of the arrangements provided for in this Agreement.

                               ARTICLE 5
                        MUTUAL GENERAL RELEASES
                        -----------------------

     5.1  RELEASES BY THE COMPANY.  Each of the Company, Leeds, and
          -----------------------
Marks, on behalf of itself or himself and all their respective affiliates, hereby agrees that, from and after the Closing, it or he shall be deemed to have fully released, remised, acquitted, and forever discharged JWGCM, all members of the Stapleton Group, and each such person's respective assigns, predecessors, successors, affiliates and allies, and all their respective officers, directors, trustees, members, agents, attorneys, employees, and servants (but expressly excluding any former owner of JWGCM who received shares of Common Stock in the Combination but is not a Stapleton Group Member) (collectively, the "Company Released Parties"), from any and all claims, suits, debts, covenants, agreements, promises, charges, complaints, damages, losses, attorney's fees, and costs or expenses of any kind whatsoever, whether at law or in equity, whether known or unknown, that the Company, Leeds, or Marks, any predecessor or successor in interest of the Company, Leeds, Marks, or any person or entity affiliated with the Company, Leeds, Marks or any such other person or entity, now has, ever had, or might conceive in the future against any of the Company Released Parties arising out of, occurring in connection with, or otherwise relating to the Combination, the acts or omissions of such person with respect to the business, operations, or affairs of the Company or its affiliates, or the employment or other relationship of any such person with the Company or any of its affiliates, from the beginning of the world up to and including the Closing Date; PROVIDED, HOWEVER, that the Company, Leeds, and Marks shall be entitled to take action to enforce its or his rights conferred by the terms of this Agreement.

     5.2  RELEASES BY THE STAPLETON GROUP, ET AL.  Each of JWGCM and
          ---------------------------------------
the Stapleton Group Members (each a "Releasing Member", and collectively the "Releasing Members"), on behalf of itself and all its affiliates, hereby agrees that, from and after the Closing, it shall be deemed to have fully released, remised, acquitted, and forever discharged the Company, Leeds, Marks, and each such person's respective assigns, predecessors, successors, affiliates and allies, and all their respective officers, directors, trustees, members, agents, attorneys, employees, and servants (collectively, the "Member Released Parties"), from any and all claims, suits, debts, covenants, agreements, promises, charges, complaints, damages, losses, attorney's fees, and costs or expenses of any kind whatsoever, whether at law or in equity, whether known or unknown, that the Releasing Member, any predecessor or successor in interest of the Releasing Member, or any person or entity affiliated with the Releasing Member or any such person or entity, now has, ever had, or might conceive in the future against any of the Member Released Parties arising out of, occurring in connection with, or otherwise relating to the Combination, the acts or omissions of such person with respect to the business, operations, or affairs of the Company or its affiliates, or the acts or omissions of such person with respect to the employment or other relationship of a Releasing Member with the Company or any of its affiliates, from the beginning of the world up to and including the Closing Date; PROVIDED, HOWEVER, that a Releasing Member shall be entitled to take action to enforce its rights conferred by the terms of this Agreement. Without limiting the generality of the foregoing, the Weinstein Trust and Weinstein shall withdraw with prejudice the Weinstein Lawsuit and

shall cause a Stipulation of Dismissal With Prejudice to be filed with the court in that action on the Regulatory Closing Date.

     5.3  SPECIAL REMEDY FOR VIOLATION.  If the Company, Leeds, or
          ----------------------------
Marks files any charge or complaint, institutes any lawsuit, or initiates any action whatsoever, that is covered by the release in
Section 5.1, then the Company shall pay all of the attorneys' fees, expenses, and costs incurred by any Company Released Party in responding to the same, including but not limited to any consequential damages any Company Released Party may suffer. If any Releasing Member files any charge or complaint, institutes any lawsuit, or initiates any action whatsoever, that is covered by the release in
Section 5.2, then such Releasing Member shall pay all of the attorneys' fees, expenses, and costs incurred by any Member Released Party in responding to the same, including but not limited to any consequential damages any Member Released Party may suffer. Notwithstanding the foregoing, no person shall be restricted or limited in enforcing any of its rights conferred by this Agreement, and the preceding two sentences shall not apply with respect to any action taken that is reasonably necessary to such enforcement.


                               ARTICLE 6
                    REPRESENTATIONS AND WARRANTIES
                    ------------------------------

     The several parties hereto acknowledge their respective relationships with the other parties and their unique positions relative to access to information about the other parties. Without limiting the foregoing, the Company expressly acknowledges its access, as parent of JWGCM, to full information about the operations and financial condition of JWGCM; and Weinstein and Stapleton each acknowledges his access, as an officer and director of the Company, to extensive information about the operations and financial condition of the Company. Each party hereto acknowledges and agrees that, except for agreements contained herein and the matters expressly stated herein to be representations by another party (including those set forth in Articles 2 and 3), such party is not relying on any representations, statements, indications, or predictions by another party in making the decision to enter into this Agreement and perform its obligations hereunder. Within the context of such acknowledgments and agreements, and the fundamental purpose and objective of this Agreement to conciliate disputes and achieve certain disassociations by the parties, the following limited additional representations are made by certain of the parties.

     6.1  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.  The Company
          ---------------------------------------------
represents and warrants to the Stapleton Group as follows:

     (a) POWER AND AUTHORITY. The Company has all requisite power and authority to execute, deliver, and perform this Agreement. The execution, delivery, and performance by the Company of this Agreement and any document contemplated hereby have been duly and validly authorized by all requisite corporate action, and no other corporate proceedings are necessary to authorize the execution, delivery, or performance of this Agreement and such other documents. This Agreement and the other documents to be executed by the Company

pursuant to this Agreement constitute, or upon execution and delivery will constitute, the valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as the same may be limited by general principles of equity, or bankruptcy, insolvency, reorganization, or similar laws affecting the rights of creditors generally.

     (b) NONCONTRAVENTION. Neither the execution, performance, and delivery of this Agreement or any document contemplated hereby, nor the consummation of the transactions contemplated hereby or thereby, will (a) violate any law or Governmental Requirement to which the Company is subject or any provision of its Charter Documents, or (b) result in a breach of, constitute a default under, or create in any party the right to accelerate, terminate, or cancel, any indebtedness, guaranty, contract, lease, license, franchise, permit, indenture, or other agreement or other arrangement to which the Company is party or by which any of the assets of the Company may be affected and that would have a material adverse effect on the Company's ability to perform its obligations under this Agreement or any document contemplated hereby or to consummate the transactions contemplated hereby or thereby.

     (c) LITIGATION. There is no litigation pending or, to the Company's knowledge, threatened against or affecting the Company at law or in equity, or before or by any Governmental Authority, that has a material adverse effect on the Company's ability to perform its obligations under this Agreement or any document contemplated hereby or to consummate the transactions contemplated hereby or thereby.

     (d) GOVERNMENTAL CONSENT, ETC. No Governmental Approval is required in connection with the execution, delivery, or performance of this Agreement by the Company or the consummation by the Company of any other transaction contemplated hereby, except for approvals that may be necessary from securities law officials and the National Association of Securities Dealers, Inc. (the "NASD") in connection with the ownership change of JWGCM.

     (e) POSSIBLE FUTURE TRANSACTIONS. The Company has had under consideration from time to time matters that could, if consummated, affect significantly the Company's financial condition, operating results, prospects, and net worth. The only two (2) such matters that are under active consideration have been disclosed to the Stapleton Group, and they relate to discussions with a major institutional investor about a possible financing and discussions with a major securities brokerage clearing company concerning its purported interest in purchasing the clearing services business of the Company's subsidiary. No agreement exists for any such transaction, and none is certain to be reached. Other transactions, presently unknown, could develop in the future.

     6.2  REPRESENTATIONS AND WARRANTIES AS TO JWGCM.  The Company
          ------------------------------------------
hereby makes each of the representations contained in Section 6.1 with respect to JWGCM, as of the date hereof and up to the Closing, to the same extent that they are made in such Sections as to the Company, except that each such representation excludes any matter or event that arose or occurred prior to June 12, 1998. In addition, the Company

further represents and warrants to the Stapleton Group with respect to JWGCM, but only to the extent of matters or events arising or that occurred after June 12, 1998, as follows:

     (a) RIGHTS TO ACQUIRE JWGCM EQUITY INTERESTS. There are no outstanding options, warrants, rights, calls, commitments, conversion rights, plans, or other agreements or arrangements of any character providing for the purchase or issuance of any additional JWGCM Equity Interests.

     (b) ABSENCE OF UNDISCLOSED LIABILITIES. Except as fully reflected in the financial statements of JWGCM made available to the Stapleton Group, as set forth in Schedule 6.2(b), or as is actually known to Stapleton, the Company has no actual knowledge that JWGCM has any debt, liability, or obligation of any kind (whether accrued, absolute, contingent, or otherwise) including without limitation any liability or obligation on account of taxes or any governmental charge, penalty, interest, or fine, or any "loss contingencies" considered "probable" or "reasonably possible" within the meaning of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 5, except (i) liabilities incurred in the ordinary course of business since the date of such financial statements, (ii) liabilities incurred in connection with the transactions provided for in this Agreement, and (iii) liabilities to the extent caused by events or circumstances occurring prior to the Combination.

     (c)  NOTES AND ACCOUNTS RECEIVABLE.  Except as set forth on
Schedule 6.2(c), to the actual knowledge of the Company, all receivables reflected in the financial statements of JWGCM furnished to the Stapleton Group, as set forth in Schedule 6.2(b) (net of reserves stated therein), were, and all such receivables held by JWGCM on the date hereof are, valid obligations of the makers thereof. Except as is actually known to Stapleton, the Company has no actual knowledge that JWGCM has received any notice from any of the makers of such receivables of any alleged offsets or counterclaims, nor does JWGCM have any reason to believe that any of such receivables are not collectible. The Company has no reason to believe that future experiences of JWGCM with respect to the amount of allowances for uncollectible receivables will vary materially and adversely from the amount of such allowances reflected in such financial statements.

     (d) LITIGATION; COMPLIANCE WITH LAWS GENERALLY. Except as set forth on Schedule 6.2(d), or as is actually known to Stapleton, the Company has no actual knowledge that (i) any litigation is pending or overtly threatened against, by, or affecting JWGCM that might have a material adverse effect on JWGCM; (ii) JWGCM has been charged with, or is under investigation with respect to, any charge concerning any violation of any Governmental Requirement in respect to its business; and (iii) there are any judgments unsatisfied against JWGCM, and no consent decrees to which JWGCM is subject. To the actual knowledge of the Company, (i) JWGCM is in compliance with all applicable Governmental Requirements, except where the failure to so comply does not and will not have a material adverse effect on JWGCM or the Stapleton Group following the Closing Date.

     (e) TAX MATTERS. Except as set forth in Schedule 6.2(e): for federal, state and local income tax purposes, JWGCM is a "Partnership" as defined in Section 7701 of the Internal Revenue Code of 1986, as amended. To the actual knowledge of the Company, (i) all Returns required to be filed since June 12, 1998 with respect to any Tax for which JWGCM is liable have been duly and timely filed with the appropriate Taxing Authority, (ii) all such Returns were correct and complete in all material respects, and each Tax shown to be payable on each such Return has been paid, (iii) each Tax payable by JWGCM by assessment since June 12, 1998 has been timely paid in the amount assessed, and adequate reserves have been established on the consolidated books of JWGCM for all Taxes for which JWGCM is liable, but the payment of which is not yet due, (iv) JWGCM is not and has not been since June 12, 1998 liable for any Tax payable by reason of the income or property of a person other than JWGCM or a JWGCM subsidiary,
(v) there are no requests for rulings or determinations in respect of any taxes pending between JWGCM and any Taxing Authority, (vi) no extension of any period during which any Tax may be assessed or collected and for which JWGCM is or may be liable has been granted to any Taxing Authority, (vii) neither JWGCM not any JWGCM subsidiary is or has been a party to any tax allocation or sharing agreement,
(viii) all amounts required to be withheld by JWGCM and paid to governmental agencies for income, social security, unemployment insurance, sales, excise, use and other Taxes have been collected or withheld and paid to the proper Taxing Authority, and (ix) JWGCM has made all deposits required by law to be made with respect to employees' withholding and other employment taxes.

     (f) ABSENCE OF CHANGES. To the actual knowledge of the Company, since June 13, 1998, except as set forth in Schedule 6.2(f) or other Schedules furnished pursuant to this Section 6.2, or as actually known by Stapleton, none of the following has occurred with respect to
JWGCM: (i) any circumstance, condition, event, or state of facts (either singularly or in the aggregate), other than conditions affecting the business of JWGCM in general, that has caused, is causing, or will cause a material adverse effect on JWGCM; (ii) any increase in, or any commitment or promise to increase, the rate of compensation, or the amounts or other benefits paid or payable under any benefit plan or other compensation plan; (iii) any work interruptions, labor grievances or claims filed, or any similar event or condition of any character, that will, or could reasonably expect to, have a material adverse effect on JWGCM; (iv) any commitment of JWGCM to distribute, sell, or transfer, any of its assets or properties of any kind that singularly is, or in the aggregate are, material to JWGCM, other than distributions, sales, or transfers in the ordinary course of its business and consistent with its past practices; (v) any plan, agreement or arrangement granting any preferential rights to purchase or acquire any interest in any of its assets, property, or rights or requiring consent of any person to the transfer and assignment of any such assets, property, or rights; (vi) any waiver of any of its rights or claims that singularly is, or in the aggregate are, material to JWGCM; or (vii) any cancellation or termination of a material agreement of JWGCM.

     (g) BROKER-DEALER REGISTRATION; ETC. JWGCM is registered as a broker-dealer with the Commission and the Commissioner of Corporations of the California Department of Corporations, and is a member in good standing of the NASD. To the actual knowledge of the Company, JWGCM

has filed all Form BDs and Form ADVs (including all amendments thereto) required to be filed with the Commission since June 12, 1998, each of which has complied with the Exchange Act or the Investment Advisers Act of 1940, as amended, as the case may be, each as in effect on the date so filed. To the actual knowledge of the Company, none of such Form BDs or Form ADVs contained, when filed, any untrue statement of material fact required to be stated or incorporated by reference therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent amended or superseded by a subsequent filing with the Commission (a copy of which has been provided to Stapleton prior to the date hereof), to the actual knowledge of the Company, none of the Form BDs or Form ADVs (including all amendments thereto) contains any untrue statement of a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. To the actual knowledge of the Company, all copies of such Form BDs and Form ADVs (including all amendments thereto) required to be filed with any state have been filed in a timely manner. To the actual knowledge of the Company, JWGCM has filed all SRO Reports required to be filed with any self-regulatory organizations since June 12, 1998, each of which has complied with the rules of the self-regulatory organization, each as in effect on the date so filed, and none of the SRO Reports contained, when filed, any untrue statement of material fact required to be stated or incorporated by reference therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent revised or superseded by a subsequent filing with the self-regulatory organization (a copy of which has been provided to JWGCM prior to the date hereof), to the actual knowledge of the Company, none of the SRO Reports contains any untrue statement of a material fact or omits to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. JWGCM has registered as a broker-dealer and investment adviser in each jurisdiction in which such registration has been required since June 12, 1998. To the actual knowledge of the Company, JWGCM has filed or caused to be filed all forms, reports, statements, and documents (including all Form U-4s on behalf of registered representatives) required to be filed with nay state since June 12, 1998, and all such forms, reports, statements, and documents are accurate in all material respects.

     (h) JWGCM CHARTER DOCUMENTS. Other than to change the legal name of JWGCM and to reflect the Company's ownership of the JWGCM Equity Interests and related matters that are contained in the Second Amendment to the Operating Agreement of JWGCM that has been disclosed to the Stapleton Group, the Company has no actual knowledge of any modification of or other change to any Charter Document of JWGCM.

     (i) JWGCM EMPLOYEE BENEFIT PLANS. The Employee Benefit Plans of JWGCM consists solely of the Employee Benefit Plans in existence on June 12, 1998, although JWGCM personnel are presently eligible to participate in the Company's Employee Stock Purchase Plan, which eligibility shall be terminated as a result of the stock exchange required by Section 2.1.

     6.3  REPRESENTATIONS AND WARRANTIES OF STAPLETON GROUP MEMBERS.
          ---------------------------------------------------------
Each Stapleton Group Member, severally and not jointly, represents and warrants to the Company, Leeds, and Marks as follows:

     (a) POWER AND AUTHORITY. Such Stapleton Group Member has all requisite power and authority to execute, deliver, and perform this Agreement. This Agreement and any document to be executed by the Stapleton Group Member pursuant to this Agreement constitute, or upon execution and delivery will constitute, the valid and binding obligation of the Stapleton Group Member, enforceable in accordance with its respective terms, except as the same may be limited by general principles of equity, or bankruptcy, insolvency, reorganization, or similar laws affecting the rights of creditors generally.

     (b) INVESTMENT REPRESENTATIONS. The Stapleton Group Member (i) will be acquiring its portion of the JWGCM Equity Interests to be issued pursuant to Section 2.1 to the Member solely for such Stapleton Group Member's account, for investment purposes only and with no current intention or plan to distribute, sell, or otherwise dispose of any portion thereof in connection with any distribution that is not made pursuant to an appropriate registration statement or in accordance with an applicable exemption promulgated under the Securities Act and any applicable state securities law; (ii) is an "accredited investor" as defined in Rule 501(a) under the Securities Act; and (iii) (A) is able to bear the economic risks of the investment in JWGCM that it will be making as a result of performing pursuant to this Agreement, (B) can afford to sustain a total loss of that investment, (C) has such knowledge and experience in financial and business matters that the Stapleton Group Member is capable of evaluating the merits and risks of the investment, (D) has had an adequate opportunity to ask questions and has received the answers from the officers of JWGCM and the Company concerning any and all matters relating to the transactions contemplated hereby, including the plans for the operations of the business of JWGCM and the status of the business, operations, and financial condition of JWGCM and the Company, and (E) has asked all questions that the Stapleton Group Member has of the nature described in preceding clause (D), and all those questions have been answered to such Stapleton Group Member's satisfaction.


                               ARTICLE 7
                       GENERAL AND MISCELLANEOUS
                       -------------------------

     7.1  TERMINATION.  This Agreement may be terminated prior to the
          -----------
Closing by the written mutual consent of Stapleton acting on behalf of the Stapleton Group, on the one hand, and the Company, on the other hand. If the Closing has not occurred by March 8, 1999 (or such later date to which it might have been extended by mutual consent of Stapleton and the Company), then this Agreement may be terminated by written notice of Stapleton or the Company to the other. If Regulatory Approvals for the Equity Exchange have not been obtained by April 15, 1999, then the consequences set forth in Section 2.1(c) shall become effective without further action by any party. The

parties hereby confirm, however, their intention to consummate the Closing, except for the Equity Exchange that is subject to obtaining the Regulatory Approvals, as of March 3, 1999, and to obtain the Regulatory Approvals by March 31, 1999.

     7.2  WRONGFUL REFUSAL TO CLOSE; SPECIFIC ENFORCEMENT.  The
          -----------------------------------------------
parties expressly intend for this Agreement to be specifically enforceable, and each party hereby agrees that any party who has performed (or is performing) its obligations hereunder in the manner and on the scheduled contemplated hereby may initiate a lawsuit or any other proceeding in order to obtain specific performance by any party of its obligations hereunder. Without limiting the foregoing, the parties further agree that, in addition to the remedy of specific performance, if any party shall wrongfully refuse to perform any of its obligations hereunder that are required in order for the Closing to occur, so that an action to obtain specific performance or any other remedy shall become necessary, such defaulting party shall pay as additional damages the greater of (a) $250,000 and (b) the amount of all costs or expenses incurred by any other party or parties to enforce this Agreement. If the defaulting party is the Company, Leeds, or Marks, the payment shall be made to the Stapleton Group; if the defaulting party is a Stapleton Group Member, the payment shall be made to the Company. The parties agree that the foregoing amounts are not intended to be a measure of, an agreement as to, or a limit on the actual amount of, damages that any party may have incurred or be entitled to recover as a result of a wrongful failure by any party to perform its obligations hereunder.

     7.3  NOTICES, ETC.  All notices, consents, requests, and demands
          -------------
to or upon the respective parties hereto to be effective shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (i) on the date delivered in person, (ii) on the date indicated on the return receipt if mailed postage prepaid, by certified or registered U.S. Mail, with return receipt requested, (iii) on the date transmitted by facsimile, if completely sent by 5:00 P.M., Eastern Time, and confirmation of receipt thereof is reflected or obtained, or (iv) IF sent by Federal Express or other nationally recognized over night courier service or overnight express U.S. Mail, with service charges or postage prepaid, THEN on the next business day after delivery to the courier service or U.S. Mail (in time for and specifying next day delivery). In each case (except for personal delivery) such notices, requests, demands, and other communications shall be sent to a party at its address or facsimile number as follows, or as otherwise designated by the party by notice in accordance herewith:

          (a)  If to the Company, Leeds, or Marks:

                    980 North Federal Highway
                    Suite 210
                    Boca Raton, Florida  33432
                    Attention:  Marshall T. Leeds, Chairman
                                and Chief Executive Officer
                    Facsimile No.:  561-338-2827


               With a copy to:

                    Kilpatrick Stockton LLP
                    1100 Peachtree Street
                    Atlanta, Georgia, 30309
                    Attention:     W. Randy Eaddy, Esq.
                    Facsimile No.:  404-815-6555

          (b)  If to JWGCM or any Stapleton Group Member:

                    c/o Phillip C. Stapleton
                    909 Montgomery, Suite 600
                    San Francisco, California  94133
                    Facsimile No.:  415-677-1695

               With a copy to:

                    Will K. Weinstein
                    909 Montgomery, Suite 600
                    San Francisco, California  84133
                    Facsimile No.:  415-956-4126

                    and
                    ---

                    Altheimer & Gray
                    10 South Wacker Drive
                    Suite 4000
                    Chicago, Illinois  60606
                    Attention:     Richard F. Levy, Esq.
                    Facsimile No.:  312-715-4800

     7.4  ENTIRE AGREEMENT.  This Agreement, including the Annexes and
          ----------------
Schedules hereto, supersedes all prior discussions, understandings, term sheets, and agreements of any sort by and among the parties hereto with respect to the matters contained herein or contemplated hereby, and this Agreement constitutes the sole and entire agreement by and among the parties hereto with respect to the transactions contemplated herein.

     7.5  AMENDMENTS; MODIFICATIONS; WAIVERS.  This Agreement may be
          ----------------------------------
amended or modified only by an instrument in writing executed by the party against whom enforcement of the amendment or modification is sought.

     7.6  COUNTERPARTS.  This Agreement may be executed in any number
          ------------
of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


     7.7  GOVERNING LAW.  This Agreement is made under, and shall be
          -------------
governed by and construed and enforced in accordance with, the substantive laws of the State of Florida without regard to the conflict of interests provisions thereto.

     7.8  FURTHER ASSURANCES.  Each party hereby agrees that it will,
          ------------------
from time to time, whether before or after the Closing, at any other party's reasonable and good faith request and without further consideration, execute and deliver such further and other transfers, assignments and documents and do all matters and things that may be necessary or convenient to more effectively and completely carry out the intentions of this Agreement.

     7.9  TIME.  Time is of the essence in the performance of this
          ----
Agreement in all respects.

     7.10 RESTRICTION ON TRADING.  Stapleton Group Members agree that
          ----------------------
they will not trade (or cause or encourage any third party to trade) in the Common Stock (or securities convertible into or exercisable for shares of Common Stock), while in possession of any material non-public information concerning the Company. In this regard, the parties acknowledge their respective rights and obligations set forth in Sections 3.1 through 3.7 of this Agreement.

     7.11 PRESS RELEASES AND ANNOUNCEMENTS.  No press release related
          --------------------------------
to this Agreement or the transactions contemplated herein, or other announcement to the personnel, customers, or clients of any party, will be issued or made without the approval of the Company, which shall not be unreasonably withheld. With respect to any press release or announcement by the Company, the Company shall provide Stapleton, on behalf of the Stapleton Group, with at least 48 hours' written notice thereof and the opportunity, during such period, to provide comments and suggestions with respect thereto, which the Company will reasonably consider for inclusion or reflection in any such press release. Any such matter shall be consistent with the parties' respective obligations under Section 4.7 and 4.10 hereof.

     7.12 EXPENSES.  Except as otherwise expressly provided herein,
          --------
each party will pay all of its expenses, including attorneys' fees, in connection with the negotiation of this Agreement, the performance of its obligations hereunder, and the consummation of the matters contemplated by this Agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers and their corporate seals to be affixed, all as of the day and year first above written.


(CORPORATE SEAL)                              "COMPANY"


                                      JWGENESIS FINANCIAL CORP.

Attest:


________________________________      By:______________________________
Secretary or Assistant Secretary         Marshall T. Leeds, Chairman
                                         and Chief Executive Officer


(SEAL)                                        "JWGCM"


                                      JWGENESIS CAPITAL MARKETS, LLC



                                      By:________________________________
                                         Marshall T. Leeds, Chairman


                                      THE WILL K. WEINSTEIN REVOCABLE TRUST
                                      UNDER TRUST AGREEMENT DATED FEBRUARY
                                      27, 1990


                                      By:________________________________
                                         WILL K. WEINSTEIN, TRUSTEE


                                      _______________________________(Seal)
                                      WILL K. WEINSTEIN


                                      _______________________________(Seal)
                                      PHILIP C. STAPLETON

                                      _______________________________(Seal)
                                      MARSHALL T. LEEDS


                                      _______________________________(Seal)
                                      JOEL E. MARKS


                                      OTHER "STAPLETON GROUP MEMBERS"

                                      SZRL INVESTMENTS, AN ILLINOIS PARTNERSHIP

                                      By:  Samuel Zell Revocable Trust
                                           established Under Trust Agreement
                                           dated January 17, 1990, General
                                           Partner


                                           By:_________________________________
                                                 Samuel Zell, Trustee

                                      By:  Robert H. and Ann Lurie Trust
                                           established Under Trust Agreement
                                           establishing The Robert Lurie
                                           Revocable Trust dated December 1989,
                                           General Partner


                                           By:_________________________________
                                                 Mark Slezak, Trustee


                                      JB CAPITAL MANAGEMENT, INC.


                                      By:_______________________________________
                                         Robert J. Puck, Chief Financial Officer

                                ANNEX A

           FORMULA FOR CALCULATING UNEXCUSED DELAY PAYMENTS


     If the Registration Statement shall not have been filed by the Company on or before the Filing Date prescribed in Section 3.1, OR if the Registration Statement shall not have been declared effective by the Commission on or before the Registration Deadline, OR after the Effective Date, if the Registration Statement shall be unavailable for use by Weinstein, the Weinstein Trust, or other members of the Stapleton Group for any reason other than a Material Disclosable Development as permitted pursuant to Section 3.4 (each such date being called a "Payment Measuring Date"), THEN in any such event as applicable, the Company shall be required to pay to Weinstein, the Weinstein Trust, and each other member of the Stapleton Group (the latter only with respect to an event triggered by clause (iv) of
Section 3.3) with respect to any unsold Registrable Securities held by such person on the applicable Payment Measuring Date that were being covered by the Registration Statement, an amount equal to the difference between (a) the average of the closing sales prices of the Common Stock during the twenty (20) consecutive trading day period immediately preceding the Payment Measuring Date MINUS (b) the average of the closing sales prices of the Common Stock for the twenty (20) consecutive trading day period immediately preceding the date on which the event giving rise to such Payment Measuring Date is cured -- i.e., the Registration Statement is filed, the Registration Statement is declared effective, or the Registration Statement is again available for use by members of the Stapleton Group to offer and sell their Registrable Securities, as the case may be. The aggregate maximum in Unexcused Delay Payments to Weinstein and the Weinstein Trust with respect to all delays for which Unexcused Delay Payments are due pursuant to any of Sections 3.3(i), (ii) and (iii), shall be $600,000, and the aggregate maximum in Unexcused Delay Payments to all members of the Stapleton Group with respect to any single delay for which Unexcused Delay Payments are due pursuant to Section 3.3(iv) shall be $100,000.

     In making any calculation of Unexcused Delay Payments due to any member of the Stapleton Group, appropriate adjustments shall be made to account for and reflect any dividend or similar distribution paid on the Common Stock as a class, whether in cash or shares of Capital Stock, or any stock split, reverse stock split, or other recapitalization transaction, effected after the Closing Date.

                            SCHEDULE 2.3(d)

                     ITEMS OF JWGCM PROPERTY TO BE
                      TRANSFERRED TO THE COMPANY

     1.   Video Conferencing Equipment

     2. ADVENT System hardware and related equipment that were placed in the San Francisco office by the Company after the Combination.

     3. All machinery, equipment, computers, computer software (and any improvements thereof), office equipment, vehicles, furniture, fixtures, leasehold improvements, and other tangible personal property used in the operation of the corporate finance and other capital markets business, including, without limitation, all such items located at the office located at 599 Lexington Avenue, 27th Floor, New York, New York.


                              * * * * * *

                            SCHEDULE 2.3(f)

                   JWGCM PERSONNEL TO BE TRANSFERRED
                   ---------------------------------

                           Mary Anne Kolidas

                           Kathryn Overbeck

                             Barry Sosnick

                            Bernie Sosnick

                            Chris Tihansky

                              Tim Barney

                           Marianna Coluccio

                            Jennifer Kenny

                              Jeff Lehman

                             Harvey Morgan

                            Laura Satterly

                              Greg Smith

                              Doug Hyman

                          Jennifer Justynsky


                              * * * * * *

                             SCHEDULE 4.9

                 COMPANY PERSONNEL SUBJECT TO NO HIRE

                            JEFFREY LEHMAN
                             HARVEY MORGAN
                            TIMOTHY BARNEY
                              GREG SMITH

                              * * * * * *
                            SCHEDULE 6.2(b)

               ABSENCE OF JWGCM UNDISCLOSED LIABILITIES
               ----------------------------------------

                                 NONE


                              * * * * * *


                            SCHEDULE 6.2(c)

                  JWGCM NOTES AND ACCOUNTS RECEIVABLE
                  -----------------------------------

                                 NONE


                              * * * * * *


                            SCHEDULE 6.2(d)

          JWGCM LITIGATION AND COMPLIANCE WITH LAWS GENERALLY
          ---------------------------------------------------

                                 NONE


                              * * * * * *

                            SCHEDULE 6.2(e)

                           JWGCM TAX MATTERS

                                 NONE


                              * * * * * *

                            SCHEDULE 6.2(f)

                      ABSENCE OF CHANGES TO JWGCM

                                 NONE


                              * * * * * *